DECORIA, MAICHEL & TEAGUE

A PROFESSIONAL SERVICES FIRM

1105 W. Francis, Suite A

Spokane, Washington 99205

dm-t.com  * contact@dm-t.com

Facsimile: (509) 535-3503

Telephone: (509) 535-9391

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read the statements made under Item 4 of the report on Form 8-K of Gold Bond Resources, Inc. dated March 18, 2003, and have the following comments:

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With respect to Item 4(a), we agree with the statements.

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With respect to Item 4(b), we have no basis to agree or disagree with those statements.

Very truly yours,

                                         /s/ DeCoria, Maichel & Teague P.S.

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                                         DeCoria, Maichel & Teague P.S

Spokane, Washington

March 18, 2003